Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 11, 2008, with respect to the consolidated financial statements of Nuvelo, Inc. included in the Amendment No. 1 to the Registration Statement on Form S-4 and related Proxy Statement/Prospectus/Consent Solicitation of Nuvelo, Inc. for the registration of shares of its common stock.

/s/    Ernst & Young LLP

Palo Alto, California

November 20, 2008